EXECUTION COPY

                            METRIS RECEIVABLES, INC.
                                      Buyer


                                       and

                              METRIS COMPANIES INC.
                                     Seller


                           SECOND AMENDED AND RESTATED
                               PURCHASE AGREEMENT


                          Dated as of January 22, 2002



                           SECOND AMENDED AND RESTATED
                               PURCHASE AGREEMENT


                  SECOND AMENDED AND RESTATED PURCHASE AGREEMENT, dated as of January 22, 2002 (the "Agreement"), by and between METRIS RECEIVABLES, INC., a Delaware corporation (the "Buyer"), and METRIS COMPANIES INC., a Delaware corporation (the "Seller").


                              W I T N E S S E T H:

                  WHEREAS, the Buyer desires to purchase from time to time certain open-end or revolving credit receivables (including, without limitation, MasterCard, VISA and private label credit card receivables) generated on or before May 30, 1995, or to be generated after May 30, 1995, in the normal course of business;


                  WHEREAS, the Seller desires to sell and assign from time to time such receivables to the Buyer upon the terms and conditions hereinafter set forth;


                  WHEREAS, the Buyer is an Affiliate of the Seller;


                  WHEREAS, the Buyer and Fingerhut Companies, Inc. ("Fingerhut") previously entered into that certain Purchase Agreement, dated as of May 26, 1995 (the "Previous Purchase Agreement");


                  WHEREAS, the Seller, the Buyer and Fingerhut previously entered into that certain Assignment and Assumption Agreement, dated as of September 16, 1996 (the "Assumption Agreement"), pursuant to which Fingerhut assigned to the Seller all of its rights arising under the Previous Purchase Agreement and the Seller agreed to assume and perform all of Fingerhut's duties and obligations under the Previous Purchase Agreement;


                  WHEREAS, the parties hereto previously entered into that certain Amended and Restated Purchase Agreement, dated as of July 30, 1998 (the "First Amended and Restated Purchase Agreement"), pursuant to which the Previous Purchase Agreement was amended and restated;

                  WHEREAS, the parties hereto desire to amend and restate the First Amended and Restated Purchase Agreement;

                  NOW, THEREFORE, it is hereby agreed by and between the Buyer and the Seller as follows:

                                   ARTICLE I

                                  DEFINITIONS

Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms used herein shall have the following meanings assigned to them:


                  "Account" shall mean each revolving credit consumer credit card account established pursuant to a Contract between a Credit Card Originator and any Person, which is identified on an Account Schedule delivered by the Seller to the Buyer on or after the Amendment Cut-Off Date and which on the Initial Closing Date was an Eligible Account or, with respect to accounts designated after the Initial Closing Date, is an Additional Account or a Supplemental Account. The definition of "Account" shall include each Transferred Account but shall not include Deleted Accounts and any Accounts all of the Receivables in which are repurchased by the Seller pursuant to Article VI hereof. The term "Account" shall refer to an Additional Account or a Supplemental Account only from and after the Addition Date with respect thereto.


                  "Account Schedule" shall mean a computer file or microfiche list containing a true and complete list of Accounts, identified by account number and setting forth, with respect to each Account, the aggregate amount of Principal Receivables outstanding in such Account and, except in the case of clause (a), the aggregate amount outstanding in such Account (a) on the Amendment Cut-Off Date (for the Account Schedule delivered on or prior to the Amendment Closing Date), (b) on or prior to the Determination Date immediately succeeding the related Monthly Period (for any Account Schedule relating to Additional Accounts designated after the Amendment Closing Date) and (c) on the Addition Cut-Off Date (for any Account Schedule relating to Supplemental Accounts designated after the Amendment Closing Date).


                  "Addition Cut-Off Date" shall mean (a) for Supplemental Accounts, the date specified in the related Assignment, and (b) for Additional Accounts, the later of the dates on which such Additional Accounts are originated or designated pursuant to subsection 2.2(a)(ii).


                  "Addition Date" shall mean (a) for Supplemental Accounts, the date from and after which such Supplemental Accounts are to be included as Accounts pursuant to subsection 2.2(a)(i), and (b) for Additional Accounts, the later of the dates on which such Additional Accounts are originated or designated pursuant to subsection 2.2(a)(ii).


                  "Additional Account" shall mean each revolving credit consumer credit card account established pursuant to a Contract between a Credit Card Originator and any Person, which account comes into existence after the Initial Closing Date, is an Approved Account, is designated pursuant to subsection 2.2(a)(ii) to be included as an Additional Account, and is identified on or after the Amendment Cut-Off Date on the Account Schedule delivered to the Buyer by the Seller.


                  "Affiliate" shall mean, with respect to a particular Person, any Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.


                  "Amendment Closing Date" shall mean January 22, 2002.


                  "Amendment Cut-Off Date" shall mean October 18, 2001, but in the case of Accounts designated in Assignment No. 40 supplementing this Agreement, November 1, 2001.


                  "Approved Account" shall mean (a) each Eligible Account that is a MasterCard or VISA account or (b) any other revolving credit consumer credit card account the inclusion in the Trust of which would not cause a Ratings Event.

                  "Assignment" shall have the meaning specified in subsection 2.2(b)(v).


                  "Bank" shall mean Direct Merchants Credit Card Bank, National Association, a national banking organization organized and existing under the laws of the United States of America.


                  "Bank Receivables Purchase Agreement" shall mean the Second Amended and Restated Bank Receivables Purchase Agreement, dated as of January 22, 2002, between the Bank and the Seller, as amended from time to time.


                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in Minneapolis, Minnesota, Scottsdale, Arizona or Tulsa, Oklahoma are authorized or obligated by law or executive order to be closed.


                  "Collection Account" shall have the meaning set forth in the Pooling and Servicing Agreement.


                   "Collections" shall mean all payments received in respect of the Receivables in the form of cash, checks or any other form of payment, including Insurance Proceeds and Recoveries.


                  "Contract" shall mean an agreement between a Credit Card Originator and another Person for the extension of revolving credit, including pursuant to a credit card, in the form of a written contract, invoice or revolving credit agreement (but shall not include any agreement or plan relating to the extension of credit on a closed-end basis).


                  "Credit Adjustment" shall have the meaning set forth in subsection 3.2(b) hereof.


                  "Credit and Collection Policy" shall mean the written policies and procedures of the applicable Credit Card Originator (a) relating to the operation of its consumer revolving credit card business, including, without limitation, the written policies and procedures for determining the creditworthiness of credit card customers and the extension of credit to credit card customers, and (b) relating to the maintenance of credit card accounts and collection of receivables with respect thereto, as such policies and procedures may be amended, modified or otherwise changed from time to time.


                  "Credit Card Originator" shall mean (a) the Bank and its successors or assigns under the Bank Receivables Purchase Agreement and/or any transferee of the Accounts from the Bank or (b) any other originator of revolving credit consumer credit card accounts approved by the Buyer.


                  "Date of Processing" shall mean with respect to any transaction, the date on which such transaction is first recorded according to the applicable Credit Card Originator's computer master file of revolving credit accounts (without regard to the effective date of such recordation).


                  "Defaulted Account" shall mean each Account with respect to which, in accordance with the Credit and Collection Policy or the Servicer's customary and usual servicing procedures, the Servicer has charged off the Receivables in such Account as uncollectible; an Account shall become a Defaulted Account on the day on which such Receivables are recorded as charged off as uncollectible on the Servicer's computer master file of revolving credit accounts. Notwithstanding any other provision hereof, any Receivables in a Defaulted Account that are Ineligible Receivables shall be treated as Ineligible Receivables rather than Receivables in Defaulted Accounts.


                  "Deleted Account" shall mean any Removed Account as to which there are no Receivables arising therein owned by the Buyer.


                  "Determination Date" shall have the meaning set forth in the Pooling and Servicing Agreement.


                  "Eligible Account" shall mean, on the Initial Closing Date (or, with respect to Additional Accounts and Supplemental Accounts, on the related Addition Cut-Off Date), a revolving credit consumer credit card account owned by a Credit Card Originator:

     (a) which is payable in United States dollars;

     (b) the Obligor on which has provided, as its initial billing address, an address located in the United States or its territories or possessions or a United States military address;

     (c) which has not been identified by the applicable Credit Card Originator in its computer master file as stolen or lost;

     (d) which is not sold or pledged to any other party and which does not have Receivables which are sold or pledged to any other party; and

     (e) the Receivables in which the applicable Credit Card Originator has not charged off (or required to be charged off) in its customary and usual manner for charging off Receivables in such Accounts.


                  "Eligible Receivable" shall mean a Receivable that satisfies each of the following criteria: (a) it arises under an Eligible Account, (b) it is not sold or pledged to any other party, (c) it constitutes an "account" or a "payment intangible" as defined in Article 9 of the UCC as then in effect in the Relevant UCC State, (d) it is the legal, valid and binding obligation of, or is guaranteed by, a Person who is competent to enter into a Contract and incur debt, and is enforceable against such Person in accordance with its terms, (e) it was created or acquired by the Credit Card Originator in compliance, in all material respects, with all Requirements of Law applicable to the Credit Card Originator and pursuant to a Contract which complies, in all material respects, with all Requirements of Law applicable to the Credit Card Originator (including, without limitation, laws, rules and regulations relating to truth in lending, usury, fair credit billing, fair credit reporting, equal credit opportunity and fair debt collection practices), (f) all material consents, licenses or authorizations of, or registrations with, any Governmental Authority required to be obtained or given by the Credit Card Originator in connection with the creation of such Receivable or the execution, delivery, creation and performance of the related Contract by the Credit Card Originator have been duly obtained or given and are in full force and effect and (g) immediately prior to giving effect to the sale hereunder, the Seller has good and marketable title to such Receivable free and clear of all Liens arising under or through the Seller (other than Permitted Liens).


                  "Finance Charge Receivables" shall mean Receivables created in respect of (a) Periodic Finance Charges, (b) overlimit fees, (c) late charges,
(d) returned check fees, (e) annual membership fees and annual service charges, if any, (f) transaction charges, (g) cash advance fees, (h) fees and charges relating to debt waiver programs administered by a Credit Card Originator and
(i) other similar fees and charges, but excluding fees and charges for other products and services offered in connection with an Account.


                   "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.


                  "Ineligible Receivable" shall have the meaning set forth in
Section 6.1 hereof.


                  "Initial Closing Date" shall mean May 30, 1995.


                  "Insurance Proceeds" shall mean all Insurance Proceeds as defined in the Bank Receivables Purchase Agreement (or, with respect to a Credit Card Originator other than the Bank, in a similar agreement between such Credit Card Originator and the Seller) that are paid to the Seller as provided in the Bank Receivables Purchase Agreement (or such similar agreement).


                  "Lien" shall mean any lien, security interest or other encumbrance.


                  "Monthly Period" shall mean the period from and including the first day of a calendar month to and including the last day of such calendar month.


                  "Obligor" shall mean a Person obligated to make payments with respect to a Receivable arising under an Account.


                  "Officer's Certificate" shall mean a certificate signed by any Vice President, Treasurer, Assistant Treasurer or more senior officer of the Seller and delivered to the Buyer.


                  "Periodic Finance Charges" shall have, with respect to any Account, the meaning set forth in the Contract applicable to such Account for finance charges (due to periodic rate) or any similar term.


                  "Permitted Lien" shall mean with respect to the Receivables:
Liens that secure the payment of taxes, assessments and governmental charges or levies, if such taxes are either (a) not delinquent or (b) being contested in good faith by appropriate legal or administrative proceedings and as to which adequate reserves in accordance with generally accepted accounting principles shall have been established.


                  "Person" shall mean any person or entity, including any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.


                  "Pooling and Servicing Agreement" shall mean the Second Amended and Restated Pooling and Servicing Agreement, dated as of January 22, 2002, as amended from time to time, by and among the Bank, as Servicer, the Buyer, as Transferor, and U.S. Bank National Association, as Trustee.


                  "Principal Receivables" shall mean all Receivables other than Finance Charge Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day.


                  "Purchase Price" shall have the meaning set forth in Section
3.1 hereof.


                  "Rating Agencies" shall mean the nationally-recognized statistical rating agencies, if any, that have been identified to the Seller as having been selected by the Buyer, as Transferor, to rate any securities issued by the Trust.


                  "Ratings Event" shall have the meaning set forth in the Pooling and Servicing Agreement.


                  "Receivable" shall mean all of the indebtedness of any Obligor under an Account, including the right to receive payment of any interest or finance charges and other obligations of such Obligor with respect thereto, but only to the extent that such amounts payable have been conveyed to the Seller pursuant to the Bank Receivables Purchase Agreement (or, with respect to a Credit Card Originator other than the Bank, pursuant to a similar agreement between such Credit Card Originator and the Seller). Each Receivable includes, without limitation, all rights of the Seller under the applicable Contract. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. A Receivable shall not include the amount of interchange fees, if any, payable to a Credit Card Originator or the Seller through VISA USA, Inc. or MasterCard International, Incorporated.

                  "Recoveries" shall mean all Recoveries as defined in the Bank Receivables Purchase Agreement (or, with respect to a Credit Card Originator other than the Bank, in a similar agreement between such Credit Card Originator and the Seller) that are paid to the Seller as provided in the Bank Receivables Purchase Agreement (or such similar agreement).

                  "Relevant UCC State" shall mean the State of Delaware and each jurisdiction in which the filing of a UCC financing statement is necessary to perfect the ownership interest and security interest of the Buyer pursuant to this Agreement.

                  "Removed Account" shall mean any Account as to which the Seller has received notice from the Servicer that such Account is a "Removed Account" as defined in the Pooling and Servicing Agreement.

                  "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any material law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject.

                  "Sale Papers" shall have the meaning set forth in subsection 4.1(a) hereof.

                  "Servicer" shall mean the entity acting as Servicer under the Pooling and Servicing Agreement.

                  "Stop Date" shall have the meaning specified in subsection 2.3(a) hereof.

                  "Supplemental Account" shall mean each revolving credit consumer credit card account established pursuant to a Contract between a Credit Card Originator and any Person, which account is designated pursuant to subsection 2.2(a)(i) to be included as a Supplemental Account and is identified on or after the Amendment Cut-Off Date on the Account Schedule delivered to the Buyer by the Seller.

                  "Transferred Account" shall mean an Account with respect to which a new credit card account number has been issued by the applicable Credit Card Originator under circumstances resulting from a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the Credit and Collection Policy; provided that such Account can be traced or identified by reference to or by way of the Account Schedule.

                  "Trust" shall mean the Metris Master Trust.

                  "Trustee" shall mean the trustee of the Trust.

                  "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in the applicable jurisdiction.

Section 1.2 Other Definitional Provisions. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement or any Sale Paper shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, Subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, Subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.


                               [END OF ARTICLE I]


                                   ARTICLE II

                                PURCHASE AND SALE
                                 OF RECEIVABLES

Section 2.1       Sale.


(a) In consideration for the Purchase Price and upon the terms and subject to the conditions set forth herein, the Seller does hereby sell, assign, transfer, set-over and otherwise convey to the Buyer, and the Buyer does hereby purchase from the Seller, without recourse except as specifically set forth herein, all of the Seller's right, title and interest in, to and under (i) in the case of Receivables arising in the Accounts designated on the Initial Closing Date (including Transferred Accounts related to such Accounts), the Receivables existing at the close of business on the Initial Closing Date and thereafter created from time to time in such Accounts until the termination of this Agreement, (ii) in the case of Receivables arising in the Additional Accounts and the Supplemental Accounts (including Transferred Accounts related to such Additional Accounts and Supplemental Accounts), the Receivables existing at the close of business on the applicable Addition Cut-Off Date and thereafter created from time to time in such Accounts until the termination of this Agreement,
(iii) all monies and investments due or to become due with respect to all of the foregoing, (iv) all Collections with respect to, and all proceeds of, all of the foregoing, and (v) the Bank Receivables Purchase Agreement to the extent that it relates to the foregoing. The Receivables existing in Additional Accounts and Supplemental Accounts at the close of business on the related Addition Cut-Off Date and thereafter arising in such Additional Accounts and Supplemental Accounts on or prior to the related Addition Date, and the related property, shall be sold by the Seller and purchased by the Buyer on the related Addition Date. Receivables arising after such Addition Date in such Additional Accounts or Supplemental Accounts, and the related property, shall be sold by the Seller and purchased by the Buyer on the date such Receivables arise. The foregoing sale, transfer, assignment, set-over and conveyance does not constitute and is not intended to result in a creation or an assumption by the Buyer of any obligation of the applicable Credit Card Originator or the Seller in connection with the Accounts or any agreement or instrument relating thereto, including, without limitation, any obligation to any Obligors, merchant banks, merchant clearance systems, VISA USA, Inc., MasterCard International, Incorporated or insurers.

(b) In connection with the foregoing sale, the Seller agrees to record and file a financing statement or statements (and continuation statements or other amendments with respect to such financing statements) with respect to the Receivables and the other property described in subsection 2.1(a) sold by the Seller hereunder meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect and protect the interests of the Buyer created hereby under the applicable UCC against all creditors of and purchasers from the Seller, and to deliver a file-stamped copy of such financing statements and continuation statements (or other amendments) or other evidence of such filings to the Buyer.

(c) In connection with the sale and conveyance hereunder, the Seller agrees on or prior to the Initial Closing Date, in the case of Accounts designated on the Initial Closing Date, and on or prior to the applicable Addition Date, in the case of Additional Accounts and Supplemental Accounts, to indicate or cause to be indicated clearly and unambiguously in its accounting, computer and other records that the Receivables in such Accounts and the other property described in subsection 2.1(a) have been sold to the Buyer pursuant to this Agreement, including by identifying such Accounts in its master file maintained in its computer files with the designation portfolio ID 0001. The Seller shall not alter the indication referenced in the preceding sentence with respect to any Account during the term of this Agreement unless and until such Account is no longer an Account or the Seller has taken such action as is necessary or advisable to cause the interest of the Buyer in the Receivables and other property to continue to be perfected and of first priority. In addition, in connection with the sale and conveyance hereunder, the Seller agrees on or prior to the Amendment Closing Date, in the case of Accounts existing on the Amendment Closing Date, and on or prior to the applicable Addition Date, in the case of Additional Accounts and Supplemental Accounts, to deliver to the Buyer an Account Schedule (provided that such Account Schedule shall be provided in respect of Additional Accounts on or prior to the Determination Date immediately succeeding the related Monthly Period during which their respective Addition Dates occur). The Account Schedules as amended and supplemented from time to time shall be incorporated into and marked as Schedule 1 to this Agreement.

(d) It is the express intent of the Seller and the Buyer that the conveyance of the Receivables and other property by the Seller to the Buyer pursuant to this Agreement be construed as a sale of such Receivables and other property by the Seller to the Buyer, including for accounting purposes. It is, further, not the intention of the Seller and the Buyer that such conveyance be deemed a grant of a security interest in the Receivables and other property by the Seller to the Buyer to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Receivables or other property are held to continue to be property of the Seller, then (i) this Agreement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC, and (ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be and the Seller hereby grants to the Buyer a security interest in all of the Seller's right, title and interest in, to and under (v) in the case of Receivables arising in the Accounts designated on the Initial Closing Date (including Transferred Accounts related to such Accounts), the Receivables existing at the close of business on the Initial Closing Date and thereafter created from time to time in such Accounts until the termination of this Agreement, (w) in the case of Receivables arising in the Additional Accounts and the Supplemental Accounts (including Transferred Accounts related to such Additional Accounts and Supplemental Accounts), the Receivables existing at the close of business on the applicable Addition Cut-Off Date and thereafter created from time to time in such Accounts until the termination of this Agreement, (x) all monies and investments due or to become due with respect to all of the foregoing, (y) all Collections with respect to, and all proceeds of, all of the foregoing, and (z) the Bank Receivables Purchase Agreement to the extent that it relates to the foregoing, to secure (1) the obligations of the Seller and (2) a loan to the Seller in the amount of the Purchase Price as set forth in this Agreement. The Seller and the Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Receivables and other property, such security interest would be a perfected security interest of first priority in favor of the Buyer under applicable law and will be maintained as such throughout the term of this Agreement.

Section 2.2       Addition of Accounts.

(a) (i) If, from time to time, the Buyer (A) becomes obligated to designate Supplemental Accounts pursuant to subsection 2.6(c) of the Pooling and Servicing Agreement, or (B) elects to designate Supplemental Accounts pursuant to subsection 2.6(d) of the Pooling and Servicing Agreement, then in either case the Buyer may, at its option, give the Seller written notice thereof on or before the fifth Business Day prior to the Addition Date therefor, and upon receipt of such notice the Seller shall on or before the Addition Date, designate sufficient Eligible Accounts to be included as Supplemental Accounts as requested by the Buyer; and

          (ii)Additionally, the Seller may, with the consent of the Buyer, designate newly originated Eligible Accounts to be included as Additional Accounts.

(b) On the Addition Date with respect to any designation of Additional Accounts or Supplemental Accounts, such Additional Accounts or Supplemental Accounts shall become Accounts, and the Buyer shall purchase the Seller's right, title and interest in, to and under the Receivables in such Additional Accounts or Supplemental Accounts, and the related property, as provided in Section 2.1, subject to the satisfaction of the following conditions on such Addition Date:

(i) the Seller shall have delivered to the Buyer copies of UCC financing statements covering such Additional Accounts or Supplemental Accounts, if necessary to perfect the Buyer's interest in the Receivables arising therein and the related property;

(ii) on each of the Addition Cut-Off Date and the Addition Date, the sale of the Receivables arising in such Additional Accounts or Supplemental Accounts, and the related property, to the Buyer shall not have caused the Seller's insolvency or have been made in contemplation of the Seller's insolvency;

(iii) no selection procedure was utilized by the Seller that would result in a selection of such Additional Accounts or Supplemental Accounts (from the Eligible Accounts available the Seller) that would be materially adverse to the interests of the Buyer as of the Addition Date;

(iv) the Seller shall have indicated in its accounting, computer and other records that Receivables created in connection with such Additional Accounts or Supplemental Accounts, and the related property, have been sold to the Buyer and shall have delivered to the Buyer the required Account Schedule;

(v) the Seller and the Buyer shall have entered into a duly executed, written assignment, substantially in the form of Exhibit A (the "Assignment"); and

(vi) the Seller shall have delivered to the Buyer an Officer's Certificate of the Seller, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (i) through (v) above.

Section 2.3       Removal and Deletion of Accounts.

(a) If an Account becomes a Removed Account, then the Seller shall stop selling to the Buyer Principal Receivables arising in such Removed Account effective on the Business Day (the "Stop Date") after the date such Account becomes a Removed Account. Notwithstanding the cessation of the sale to the Buyer of additional Principal Receivables arising in such Removed Account, Principal Receivables sold to the Buyer prior to the Stop Date, Collections in respect of such Principal Receivables, Finance Charge Receivables whenever created that accrue in respect of such Principal Receivables, and Collections in respect of such Finance Charge Receivables, shall continue to be property of the Buyer available for transfer by the Buyer. To the extent that it is not clear to the Seller whether collections relate to a Principal Receivable that was sold to the Buyer or to a principal receivable that the Seller did not sell to the Buyer, the Seller shall allocate payments on each such Removed Account with respect to the principal balance of such Removed Account first to the oldest principal balance of such Removed Account.

(b) On and after the Stop Date for a Removed Account, the Seller may mark its books and records to indicate that such Account is a Removed Account, but the Seller shall not (i) alter the indication referenced in the first sentence of subsection 2.1(c) with respect to such Removed Account unless and until such Account becomes a Deleted Account or the Seller has taken such action as is necessary or advisable to cause the interest of the Buyer in the Receivables and other property to continue to be perfected and of first priority, or (ii) delete such Removed Account from Schedule 1 hereto or any Account Schedule.

(c) Once a Removed Account becomes a Deleted Account, the Seller shall promptly delete such Deleted Account from Schedule 1 hereto (by delivering a schedule of Deleted Accounts or otherwise) and shall indicate in its accounting, computer and other files that such Deleted Account is no longer an Account.


                               [END OF ARTICLE II]

                                  ARTICLE III

                            CONSIDERATION AND PAYMENT

Section 3.1       Purchase Price.

(a) The Purchase Price for the Receivables and related property conveyed to the Buyer under this Agreement shall be a dollar amount equal to, for Receivables sold on any date, the aggregate amount of all Principal Receivables, and of all Finance Charge Receivables as constitute fees and charges relating to the debt waiver programs administered by a Credit Card Originator, sold on such date, subject to adjustment to reflect such factors as the Buyer and the Seller mutually agree will result in a Purchase Price determined to equal the fair market value of such Receivables and related property.

(b) Notwithstanding any other provision of this Agreement, the Seller shall not be obligated to continue to sell Receivables or related property to the Buyer to the extent that the Seller is not paid the Purchase Price therefor as provided herein.

Section 3.2       Payment of Purchase Price.

(a) On or before the close of business on the Business Day following each Business Day on which Receivables are sold hereunder, the Purchase Price shall be paid in immediately available funds.

(b) The Purchase Price shall be adjusted on a daily basis (the "Credit Adjustment") if the Seller or the Servicer (other than by reason of Servicer error) adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to an Obligor or because such Receivable was created in respect of merchandise which was refused or returned by an Obligor. The amount of such reduction shall equal the reduction in the principal balance of such Receivable resulting from the occurrence of such event. In the event that a reduction pursuant to this subsection 3.2(b) causes the Purchase Price to be a negative number, the Seller agrees to pay the Buyer an amount equal to the amount by which the Credit Adjustment exceeds the unadjusted Purchase Price.

Section 3.3 Daily Reports. On each Business Day, the Seller shall deliver to the Buyer a Daily Report (the "Daily Report") showing the aggregate Purchase Price of Receivables generated, the aggregate amount, if any, owing to the Buyer pursuant to Section 6.1 hereof and the aggregate net amount of cash owing for Receivables generated in each case for the period from and including the preceding Business Day.

Section 3.4 Use of Name, Logo and Marks. The Seller does hereby grant to the Buyer a non-exclusive license to use its name and all related identifying trade or service marks, signs, symbols, logos, designs, servicing software, customer lists, and other intangibles (and those of any Credit Card Originator in which the Seller has rights) in connection with the servicing of the Receivables purchased hereunder. The license granted shall be co-extensive with the term of this Agreement.

                              [END OF ARTICLE III]



                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.1 Seller's Representations and Warranties. The Seller hereby represents and warrants to the Buyer on the Initial Closing Date, and as to matters involving Additional Accounts or Supplemental Accounts, on the related Addition Date, that:

(a) Organization and Good Standing. The Seller is a corporation organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority and legal right to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted and to execute, deliver and perform its obligations under this Agreement and each other document or instrument to be delivered by the Seller hereunder (collectively, the "Sale Papers").

(b) Due Qualification. The Seller is duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Seller required under applicable law; provided that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Buyer would have to obtain to do business in any state in which the Buyer seeks to enforce any Receivable.

(c) Due Authorization. The execution and delivery by the Seller of the Sale Papers, and the consummation by the Seller of the transactions provided for herein and therein, have been duly authorized by the Seller by all necessary corporate action on its part.

(d) Binding Obligation. Each of the Sale Papers, and the consummation of the transactions provided for therein, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

(e) No Conflicts. The execution and delivery by the Seller of the Sale Papers, and the performance by the Seller of the transactions contemplated thereby, do not (i) contravene the Seller's certificate of incorporation or by-laws or (ii) violate any material provision of law applicable to it or require any filing (except for the filings under the UCC), registration, consent or approval under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Seller, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect.

(f) Taxes. The Seller has filed all material tax returns required to be filed by the Seller and has paid or made adequate provision for the payment of all material taxes, assessments and other governmental charges due from the Seller or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings.

(g) No Violation. The execution and delivery by the Seller of the Sale Papers, the performance by the Seller of the transactions contemplated by the Sale Papers and the fulfillment by the Seller of the terms thereof, will not violate any Requirements of Law applicable to the Seller, will not violate, result in any breach of any of the material terms and provisions of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law applicable to the Seller, or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Seller is a party or by which it or its properties are bound.

(h) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened, against the Seller before any Governmental Authority (i) asserting the invalidity of the Sale Papers, (ii) seeking to prevent the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations thereunder or
(iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability thereof.

(i) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Governmental Authority required in connection with the execution and delivery by the Seller of the Sale Papers, the performance by the Seller of the transactions contemplated by the Sale Papers and the fulfillment by the Seller of the terms hereof and thereof, have been obtained.

(j) Bona Fide Receivables. The Seller has no knowledge of any fact which should have led it to expect at the time of the classification of any Receivable as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable classified as an Eligible Receivable by the Seller in any document or report delivered by the Seller under this Agreement satisfies on the date of its sale hereunder the requirements of eligibility contained in the definition of Eligible Receivable set forth herein.

(k) Place of Business. The principal executive offices of the Seller are in Minnetonka, Minnesota.

(l) Use of Proceeds. No proceeds of the sale of any Receivable hereunder received by the Seller will be used by the Seller to purchase or carry any margin stock.

(m) Not an Investment Company. The Seller is not an "investment company" within the meaning of the Investment Company Act, or is exempt from all provisions of such Act.

                 The representations and warranties set forth in this Section
4.1 shall survive the sale of the Receivables to the Buyer. The Seller hereby represents and warrants to the Buyer that the representations and warranties of the Seller set forth in Section 4.1 are true and correct on the applicable date. Upon discovery by the Seller or the Buyer of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other.

Section 4.2       Seller's Representations and Warranties Regarding Receivables.

(a) Valid Sale, etc. The Seller hereby (x) represents and warrants on the Initial Closing Date, with respect to the Receivables created on or prior to, and outstanding on, such date and (y) represents and warrants on the date of the sale to the Buyer of any Receivables, with respect to such Receivables, that:

(i) This Agreement constitutes the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, receivership, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(ii) The sale of such Receivables by the Seller to the Buyer under this Agreement constitutes a valid sale, transfer, assignment, set-over and conveyance to the Buyer of all right, title and interest of the Seller in and to such Receivables, free and clear of any Lien except for Permitted Liens.

(iii) The Seller is not insolvent and will not be rendered insolvent upon the sale of such Receivables to the Buyer.

(iv) The Seller is the legal and beneficial owner of all right, title and interest in and to each such Receivable.

(v) All consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required of the Seller in connection with the sale of such Receivables to the Buyer have been obtained.

(vi)     Such Receivables are Eligible Receivables.

(vii) Each such Receivable has been conveyed to the Buyer in compliance, in all material respects, with all Requirements of Law applicable to the Seller.

(b) Daily Representations and Warranties. On each day on which any new Receivable is acquired by the Seller and sold to the Buyer hereunder, the Seller shall represent and warrant to the Buyer that (A) each such Receivable purchased by the Buyer on such day has been conveyed to the Buyer in compliance, in all material respects, with all Requirements of Law applicable to the Seller and free and clear of any Lien (other than Permitted Liens) and (B) with respect to each such Receivable, all consents, licenses, approvals or authorizations of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller in connection with the conveyance of such Receivable to the Buyer have been duly obtained, effected or given and are in full force and effect.

(c) Notice of Breach. The representations and warranties set forth in this
Section 4.2 shall survive the sale, transfer and assignment of the respective Receivables to the Buyer. Upon discovery by the Seller or the Buyer of a breach of any of the representations and warranties set forth in this Section 4.2, the party discovering such breach shall give prompt written notice thereof to the other. The Seller agrees to cooperate with the Buyer in attempting to cure any such breach.

Section 4.3 Representations and Warranties of the Buyer. The Buyer hereby represents and warrants and agrees with the Seller, on the date hereof, and represents and warrants on the date of the sale of any Receivables to the Buyer hereunder, that:

(a) Organization and Good Standing. The Buyer is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority and legal right to own its property and conduct its business as such properties are presently owned and such business is presently conducted and to execute, deliver and perform its obligations under the Sale Papers to which it is a party.

(b) Due Qualification. The Buyer is duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state required in order to conduct its business and has obtained all necessary licenses and approvals with respect to the Buyer required under applicable law.

(c) Due Authorization. The execution and delivery by the Buyer of the Sale Papers to which it is a party and the consummation by the Buyer of the transactions provided for in the Sale Papers to which it is a party have been duly authorized by the Buyer by all necessary corporate action on its part.

(d) No Conflicts. The execution and delivery by the Buyer of the Sale Papers to which it is a party and the performance by the Buyer of the transactions contemplated thereby do not (i) contravene the Buyer's certificate of incorporation or by-laws or (ii) violate any material provision of law applicable to it, or require any filing (except for the filings under the UCC), registration, consent or approval under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Buyer, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect.

(e) No Violation. The execution and delivery by the Buyer of the Sale Papers to which it is a party, the performance by the Buyer of the transactions contemplated by the Sale Papers to which it is a party, and the fulfillment by the Buyer of the terms of the Sale Papers to which it is a party will not violate any Requirements of Law applicable to the Buyer, will not violate, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law applicable to the Buyer, or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Buyer is a party or by which it or its properties are bound.

(f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Buyer, threatened, against the Buyer, before any Governmental Authority (i) asserting the invalidity of the Sale Papers to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Sale Papers to which it is a party, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Buyer of its obligations thereunder or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of the Sale Papers to which it is a party.

(g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Governmental Authority required in connection with the execution and delivery by the Buyer of the Sale Papers to which it is a party, the performance by the Buyer of the transactions contemplated by the Sale Papers to which it is a party, and the fulfillment by the Buyer of the terms of the Sale Papers to which it is a party have been obtained.


                 The representations and warranties set forth in this Section
4.3 shall survive the sale of the Receivables to the Buyer. The Buyer hereby represents and warrants to the Seller that the representations and warranties of the Buyer set forth in Section 4.3 are true and correct on the applicable date. Upon discovery by the Buyer or the Seller of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other.


                               [END OF ARTICLE IV]

                                   ARTICLE V

                          COVENANTS OF SELLER AND BUYER

Section 5.1       Seller Covenants.  The Seller hereby covenants that:

(a) Receivables to be Accounts or Payment Intangibles. The Seller will take no action to cause any Receivable to be evidenced by any instrument or chattel paper (as defined in the UCC as in effect in the Relevant UCC State), except in connection with the enforcement or collection of a Receivable. Except in such circumstances, the Seller will take no action to cause any Receivable to be anything other than an account or payment intangible (as defined in the UCC as in effect in the Relevant UCC State).

(b) Security Interests. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien arising through or under the Seller on, any Receivable sold hereunder, whether now existing or hereafter created, or any interest therein; the Seller will immediately notify the Buyer of the existence of any Lien arising through or under the Seller on any Receivable; and the Seller shall defend the right, title and interest of the Buyer in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this subsection 5.1(b) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Receivables any Permitted Lien.

(c) Enforcement of Agreements. The Seller hereby covenants that the Seller will at all times enforce the covenants and agreements of the Bank under the Bank Receivables Purchase Agreement (or, with respect to a Credit Card Originator other than the Bank, in a similar agreement between such Credit Card Originator and the Seller), including, without limitation, any covenants to the effect set forth below:

          (i) Periodic Finance Charges and Other Fees. Except as otherwise required by any Requirement of Law, or as is deemed by the applicable Credit Card Originator in its sole discretion to be necessary in order to maintain its credit card business on a competitive basis, it shall not at any time reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on any of the Accounts if, as a result of any such reduction, either (A) such Credit Card Originator's reasonable expectation is that such reduction will cause a Pay Out Event (as defined in the Pooling and Servicing Agreement) to occur so long as there are Investor Securities (as defined in the Pooling and Servicing Agreement) outstanding or
               (B) such reduction is not also applied to any comparable segment of consumer revolving credit card accounts owned by such Credit Card Originator that have characteristics the same as, or substantially similar to, such Accounts.

          (ii) Credit and Collection Policy and Contracts. The applicable Credit Card Originator shall comply with and perform its obligations under the Contracts relating to the Accounts and the Credit and Collection Policy except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Trust and the beneficiaries thereof. Subject to compliance with all Requirements of Law, such Credit Card Originator may change the terms and provisions of the Contracts or the Credit and Collection Policy with respect to any of the Accounts in any respect (including the calculation of the amount, or the timing, of charge-offs and the Periodic Finance Charges and other fees to be assessed thereon) only if in the reasonable judgment of such Credit Card Originator (i) (if it owns a comparable segment of receivables) such change is made applicable to any comparable segment of the consumer revolving credit card accounts owned by such Credit Card Originator which have characteristics the same as, or substantially similar to, such Accounts or (ii) (if it does not own such a comparable segment of receivables) such change will not be made with the intent to materially benefit the Credit Card Originator over the applicable purchaser of the Receivables, the Buyer, or the Trust and the beneficiaries thereof or to materially adversely affect the applicable purchaser of the Receivables, the Buyer, or the Trust and the beneficiaries thereof, except as otherwise restricted by an endorsement, sponsorship or other agreement between such Credit Card Originator and an unrelated third party or by the terms of the Contracts. The applicable Credit Card Originator covenants that such Credit Card Originator will not enter into any amendments to the Bank Receivables Purchase Agreement (or such similar agreement) that would cause a Ratings Event (as defined in the Pooling and Servicing Agreement) to occur so long as there are Investor Securities outstanding.

(d) Delivery of Collections. In the event that the Seller receives Collections, the Seller agrees to forward to the Buyer or its designee such Collections as soon as practicable after the receipt thereof, but in no event later than the second Business Day following receipt thereof.

(e) Notice of Liens. The Seller shall notify the Buyer promptly after becoming aware of any Lien on any Receivable other than Permitted Liens.

(f) Separate Business. The Seller will not permit its assets to be commingled with those of the Buyer and the Seller will maintain separate corporate records, books of account and bank accounts from those of the Buyer. The Seller will not conduct its business in the name of the Buyer and will not authorize the Buyer to conduct its business in the name of the Seller so as to mislead others as to the identity of the entity with which those others are concerned. The Seller will not hold itself out, or permit itself to be held out, as having agreed to pay, or as generally being liable for, the debts of the Buyer except that the organizational expenses of the Buyer may be paid by the Seller. The Seller will not authorize the Buyer to hold itself out, or permit itself to be held out, as having agreed to pay, or as generally being liable for, the debts of the Seller. The Seller will maintain an arm's length relationship with the Buyer with respect to any transactions between the Seller, on the one hand, and the Buyer, on the other.

Section 5.2 Buyer Covenant Regarding Sale Treatment. The Buyer agrees to treat this conveyance for all purposes (including, without limitation, tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.


                               [END OF ARTICLE V]

                                   ARTICLE VI

                              REPURCHASE OBLIGATION

Section 6.1 Reassignment of Ineligible Receivables. In the event of a breach with respect to a Receivable of any of the representations and warranties set forth in subsection 4.1(j) or subsections 4.2(a)(iii) through (vii) or subsection 4.2(b), such Receivable shall be designated an "Ineligible Receivable" and the Seller shall pay to the Buyer an amount in cash equal to the purchase price paid for any such Ineligible Receivable by the Buyer to the Seller. Upon such payment, without further action, such Ineligible Receivable shall be reassigned to the Seller. Such payment must be made by the close of business on the Business Day following the day such Receivable has been designated an Ineligible Receivable; provided, however, that such amount may be offset against any amounts due from the Buyer to the Seller with respect to the Purchase Price for Receivables sold to the Buyer on such day. The obligation of the Seller set forth in this Section shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections available to the Buyer.

Section 6.2 Reassignment of Other Receivables. In the event of a breach of any of the representations and warranties set forth in subsections 4.1(a), (b) or
(c) or subsections 4.2(a)(i) or (ii), the Buyer, by notice given in writing to the Seller, may require the Seller to accept a reassignment of all of the Receivables previously sold by the Seller to the Buyer pursuant to this Agreement; provided, however, that no such reassignment shall be required to be made if, at any time during such applicable period, the Seller delivers to the Buyer an Officer's Certificate of the Seller stating that the representations and warranties contained in subsections 4.1(a), (b) and (c) and 4.2(a)(i) and
(ii) shall then be true and correct in all material respects as if made on such day. The Seller shall pay for such reassigned Receivables by paying to the Buyer, on the date specified in such notice, an amount equal to the purchase price paid for such Receivables by the Buyer to the Seller. Upon such payment, and without further action, such Receivables shall be reassigned to the Seller. The obligation of the Seller set forth in this Section shall constitute the sole remedy respecting any breach of the representations and warranties set forth in the above-referenced subsections available to the Buyer.

Section 6.3 Conveyance of Reassigned Receivables. Upon the request of the Seller, the Buyer shall execute and deliver to the Seller a reconveyance substantially in such form and upon such terms as shall be acceptable to the Seller, pursuant to which the Buyer evidences the conveyance to the Seller of all of the Buyer's right, title, and interest in any Receivables and related property reconveyed to the Seller pursuant to Section 6.1 or 6.2. The Buyer shall execute such other documents or instruments of conveyance or take such other actions as the Seller may reasonably require to effect any repurchase of Receivables and related property pursuant to this Article VI.


                               [END OF ARTICLE VI]

                                  ARTICLE VII

                              CONDITIONS PRECEDENT

Section 7.1 Conditions to the Buyer's Obligations Regarding Receivables. The obligations of the Buyer to purchase the Receivables on any Business Day shall be subject to the satisfaction of the following conditions with respect to such
Receivables:

(a) All representations and warranties of the Seller contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date (unless such representation or warranty specifically relates to an earlier date);

(b) All information concerning such Receivables provided to the Buyer shall be true and correct in all material respects on such date;

(c) The Seller shall have substantially performed all other obligations required to be performed by the provisions of this Agreement;

(d) The Seller shall have filed the financing statements required to be filed pursuant to subsection 2.1(b); and

(e) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Buyer, and the Buyer shall have received from the Seller copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Buyer may reasonably have requested.

Section 7.2 Conditions Precedent to the Seller's Obligations. The obligations of the Seller to sell Receivables on any Business Day shall be subject to the satisfaction of the following conditions with respect to such Receivables:

(a) All representations and warranties of the Buyer contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such date (unless such representation or warranty specifically relates to an earlier date);

(b) Payment or provision for payment of the Purchase Price in accordance with the provisions of Section 3.2 hereof shall have been made; and

(c) All corporate and legal proceedings and all instruments in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Seller, and the Seller shall have received from the Buyer copies of all documents (including, without limitation, records of corporate proceedings) relevant to the transactions herein contemplated as the Seller may reasonably have requested.


                              [END OF ARTICLE VII]

                                  ARTICLE VIII

                              TERM AND TERMINATION

Section 8.1 Term. This Agreement shall commence as of the date of execution and delivery hereof and shall continue in full force and effect until the termination of the Trust or as otherwise agreed to in writing by the parties hereto.


                              [END OF ARTICLE VIII]

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

Section 9.1 Amendment. This Agreement and any other Sale Papers and the rights and obligations of the parties hereunder may not be changed orally, but only by an instrument in writing signed by the Buyer and the Seller in accordance with this Section 9.1. This Agreement and any other Sale Papers may be amended from time to time by the Buyer and the Seller (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or in any such other Sale Papers, (iii) to add any other provisions with respect to matters or questions arising under this Agreement or any Sale Papers which shall not be inconsistent with the provisions of this Agreement or any Sale Papers, (iv) to change or modify the Purchase Price and
(v) to change, modify, delete or add any other obligation of the Buyer or the Seller or to otherwise change, modify, delete or add any provision of this Agreement or any Sale Papers; provided, however, that no amendment pursuant to clause (iv) or (v) of this Section 9.1 shall be effective unless the Buyer and the Seller shall have received written confirmation from each Rating Agency to the effect that the rating of any securities issued by the Trust will not be reduced or withdrawn as a result of such amendment. Any Assignment and any reconveyance executed in accordance with the provisions hereof shall not be considered to be an amendment to this Agreement. A copy of any amendment to this Agreement shall be sent to each Rating Agency.

Section 9.2 Governing Law. THIS AGREEMENT AND THE OTHER SALE PAPERS SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 9.3 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at, sent by facsimile to, sent by courier at or mailed by certified mail, postage pre-paid and return receipt requested, to:

(a)      in the case of the Seller, to:

                           Metris Companies Inc.
                           10900 Wayzata Boulevard
                           Minnetonka, Minnesota  55305
                           Attention: Treasurer
                           Telephone:  (952) 417-5711
                           Telecopy:  (952) 417-5660

                           with a copy to:

                           Metris Companies Inc.
                           10900 Wayzata Boulevard
                           Minnetonka, Minnesota  55305
                           Attention: General Counsel
                           Telephone:  (952) 358-4339
                           Telecopy:  (952) 593-4884

(b)      in the case of the Buyer, to:

                           Metris Receivables, Inc.
                           10900 Wayzata Boulevard, Room 723
                           Minnetonka, Minnesota  55305
                           Attention: Treasurer
                           Telephone:  (952) 417-5645
                           Telecopy:  (9520 417-5660


or, as to each party, at such other address as shall be designated by such party in a written notice to the other party.

Section 9.4 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of the Sale Papers shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of the Sale Papers and shall in no way affect the validity or enforceability of the other provisions of the Sale Papers.

Section 9.5 Assignment. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by the Buyer or the Seller except as contemplated by this Section 9.5. Simultaneously with the execution and delivery of this Agreement, the Buyer shall assign all of its right, title and interest herein to the Trustee as provided in Section 2.1 of the Pooling and Servicing Agreement, to which the Seller hereby expressly consents. Except for the foregoing assignment, no assignment of this Agreement shall occur unless the Buyer shall have received confirmation from the Rating Agencies that such assignment shall not cause a reduction or withdrawal of the rating of any Series of Securities (as defined in the Pooling and Servicing Agreement). The Seller agrees to perform its obligations hereunder for the benefit of the Trust and agrees that the Trustee may enforce the provisions of this Agreement, exercise the rights of the Buyer and enforce the obligations of the Seller hereunder without the consent of the Buyer.

Section 9.6 Further Assurances. The Buyer and the Seller agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party more fully to effect the purposes of the Sale Papers, including, without limitation, the execution of any financing statements or continuation statements (or other amendments thereto) or equivalent documents relating to the Receivables for filing under the provisions of the UCC or other laws of any applicable jurisdiction.

Section 9.7 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Buyer or the Seller, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 9.8 Counterparts. The Sale Papers may each be executed in two or more counterparts including telefax transmission thereof (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 9.9 Binding Effect; Third Party Beneficiaries. The Sale Papers will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. The Trustee shall be considered a third-party beneficiary of the Sale Papers.

Section 9.10 Merger and Integration. Except as specifically stated otherwise herein, the Sale Papers set forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by the Sale Papers. The Sale Papers may not be modified, amended, waived or supplemented except as provided herein.

Section 9.11 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 9.12 Schedules and Exhibits. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 9.13 Nonpetition Covenant. To the fullest extent permitted by applicable law, notwithstanding any prior termination of this Agreement, the Seller shall not, prior to the date which is one year and one day after the termination of this Agreement, acquiesce, petition or otherwise invoke or cause the Buyer or the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Buyer or the Trust under any bankruptcy, insolvency or similar law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Buyer or the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Buyer or the Trust.

Section 9.14 Merger or Consolidation of, or Assumption of the Obligations of, the Seller. The Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

          (a) the corporation formed by such consolidation or into which the Seller is merged or the Person which acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Seller is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Buyer in form satisfactory to the Buyer, the performance of every covenant and obligation of the Seller hereunder (to the extent that any right, covenant or obligation of the Seller, as applicable hereunder, is inapplicable to the successor entity, such successor entity shall be subject to such covenant or obligation, or benefit from such right, as would apply, to the extent practicable, to such successor entity); and

          (b) the Seller shall have delivered to the Buyer an Officer's Certificate of the Seller that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 9.14 and that all conditions precedent herein provided for relating to such transaction have been complied with and an opinion of counsel that such supplemental agreement is legal, valid and binding with respect to the successor entity and that the entity surviving such consolidation, conveyance or transfer is organized and existing under the laws of the United States of America or any State or the District of Columbia.

The Rating Agencies shall receive prompt written notice from the Seller of such merger or consolidation of the Seller.

Section 9.15      Protection of Right, Title and Interest to Receivables.

(a) The Seller shall cause this Agreement, all amendments hereto and/or all financing statements, and continuation statements and other amendments thereto, and any other necessary documents covering the sale hereunder to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Buyer hereunder to the Receivables and the proceeds thereof. The Seller shall deliver to the Buyer file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Buyer shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection 9.15(a).

(b) The Seller shall not change its name or its type or jurisdiction of organization without previously having delivered to the Buyer an opinion of counsel to the effect that all actions have been taken, and all filings have been made, as are necessary to continue and maintain the first-priority perfected ownership interest of the Buyer in the Receivables and the related property.


                               [END OF ARTICLE IX]


                  IN WITNESS WHEREOF, the Buyer and the Seller each have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.




                             METRIS COMPANIES INC.,
                                   as Seller



                             By:
                                 Name:
                                 Title:



                              METRIS RECEIVABLES, INC.,
                                   as Buyer



                             By:
                                 Name:
                                 Title:


       [Signature page to Second Amended and Restated Purchase Agreement]




                                                                      Schedule 1


                                ACCOUNT SCHEDULE


                                                                       EXHIBIT A

           FORM OF ASSIGNMENT OF RECEIVABLES IN SUPPLEMENTAL ACCOUNTS

     ASSIGNMENT NO. __ OF RECEIVABLES IN SUPPLEMENTAL ACCOUNTS, dated as of ___________, by and between METRIS RECEIVABLES, INC., a Delaware corporation (the "Buyer"), and METRIS COMPANIES INC., a Delaware corporation (the "Seller"), pursuant to the Receivables Purchase Agreement referred to below.


                                   WITNESSETH:

                  WHEREAS, the Seller and the Buyer are parties to the Second Amended and Restated Receivables Purchase Agreement, dated as of January 22, 2002 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the "Receivables Purchase Agreement");


                  WHEREAS, pursuant to the Receivables Purchase Agreement, the Seller wishes to designate Supplemental Accounts to be included as Accounts, and the Seller wishes to sell its right, title and interest in and to the Receivables of such Supplemental Accounts, whether existing on the Addition Cut-Off Date or thereafter created, to the Buyer pursuant to this Assignment and the Receivables Purchase Agreement; and


                  WHEREAS, the Buyer is willing to accept such designation and sale subject to the terms and conditions hereof.


                  NOW, THEREFORE, the Seller and the Buyer hereby agree as follows:


     1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

     "Addition Cut-Off Date" shall mean, with respect to the Supplemental Accounts, __________.


     "Addition  Date" shall mean,  with  respect to the  Supplemental  Accounts,
__________.


     "Supplemental Accounts" shall mean the Supplemental Accounts, as defined in the Receivables Purchase Agreement, that are designated hereby and listed on
Schedule 1 hereto.

     "Additional   Purchased  Assets"  shall  have  the  meaning  set  forth  in subsection 3(a).

     2. Designation of Supplemental Accounts. The Seller delivers herewith an Account Schedule containing a true and complete list of the Supplemental Accounts. Such Account Schedule is incorporated into and made part of this Assignment, shall be Schedule 1 to this Assignment and shall supplement Schedule 1 to the Receivables Purchase Agreement.

     3. Sale of Receivables.

     (a) The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Buyer, without recourse except as provided in the Receivables Purchase Agreement, all of the Seller's right, title and interest in, to and under (i) the Receivables existing in the Supplemental Accounts at the close of business on the Addition Cut-Off Date and thereafter created from time to time in the Supplemental Accounts until the termination of the Receivables Purchase Agreement, (ii) all monies and investments due or to become due with respect to all of the foregoing, and (iii) all Collections with respect to, and all proceeds of, all of the foregoing (collectively, the "Additional Purchased Assets").

     (b) In connection with the foregoing sale and if necessary, the Seller agrees to record and file one or more financing statements (and continuation statements or other amendments with respect to such financing statements when applicable) with respect to the Additional Purchased Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the sale of the Additional Purchased Assets to the Buyer, and to deliver a file-stamped copy of such financing statements and continuation statements (or other amendments) or other evidence of such filing to the Buyer.

     (c) In connection with the foregoing sale, the Seller further agrees, on or prior to the date of this Assignment, to indicate in its accounting, computer and other records that the Additional Purchased Assets have been sold to the Buyer pursuant to this Assignment, including by identifying the Supplemental Accounts in its master file maintained in its computer files with the designation portfolio ID 0001.

     (d) The parties hereto intend that the conveyance of the Seller's right, title and interest in and to the Additional Purchased Assets shall constitute an absolute sale, conveying good title free and clear of any liens, claims, encumbrances or rights of others from the Seller to the Buyer. It is the intention of the parties hereto that the arrangements with respect to the Additional Purchased Assets shall constitute a purchase and sale of such Additional Purchased Assets and not a loan, including for accounting purposes. In the event, however, that it were to be determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Assignment shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted, and the Seller does hereby grant, to the Buyer a first priority perfected security interest in all of the Seller's right, title and interest, whether now owned or hereafter acquired, in, to and under the Additional Purchased Assets to secure the obligations of the Seller hereunder and under the Receivables Purchase Agreement.

     4. Acceptance by the Buyer. The Buyer hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Seller delivered to the Buyer the Account Schedule described in Section 2 of this Assignment with respect to all Supplemental Accounts.

     5. Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Buyer on the Addition Date that:

     (a) Organization and Good Standing. The Seller is a corporation organized and validly existing in good standing under the laws of the State of Delaware and has the corporate power and authority and legal right to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted and to execute, deliver and perform its obligations under this Assignment.

     (b) Due Qualification. The Seller is duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state required in order to conduct its business, and has obtained all necessary licenses and approvals with respect to the Seller required under applicable law; provided that no representation or warranty is made with respect to any qualifications, licenses or approvals which the Buyer would have to obtain to do business in any state in which the Buyer seeks to enforce any Receivable.

     (c) Due Authorization. The execution and delivery by the Seller of this Assignment, and the consummation by the Seller of the transactions provided for herein, have been duly authorized by the Seller by all necessary corporate action on its part.

     (d)  Binding  Obligation.  This  Assignment,  and the  consummation  of the transactions provided for herein, constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (e) No Conflicts. The execution and delivery by the Seller of this Assignment, and the performance by the Seller of the transactions contemplated hereby, do not (i) contravene the Seller's certificate of incorporation or by-laws or (ii) violate any material provision of law applicable to it or require any filing (except for the filings under the UCC), registration, consent or approval under any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Seller, except for such filings, registrations, consents or approvals as have already been obtained and are in full force and effect.

     (f) Taxes. The Seller has filed all material tax returns required to be filed by the Seller and has paid or made adequate provision for the payment of all material taxes, assessments and other governmental charges due from the Seller or is contesting any such tax, assessment or other governmental charge in good faith through appropriate proceedings.

     (g) No Violation. The execution and delivery by the Seller of this Assignment, the performance by the Seller of the transactions contemplated by this Assignment and the fulfillment by the Seller of the terms hereof, will not violate any Requirements of Law applicable to the Seller, will not violate, result in any breach of any of the material terms and provisions of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law applicable to the Seller, or any material indenture, contract, agreement, mortgage, deed of trust or other material instrument to which the Seller is a party or by which it or its properties are bound.

     (h) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened, against the Seller before any Governmental Authority (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated hereby, (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Seller of its obligations hereunder or
(iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability hereof.

     (i) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Governmental Authority required in connection with the execution and delivery by the Seller of this Assignment, the performance by the Seller of the transactions contemplated by this Assignment and the fulfillment by the Seller of the terms hereof, have been obtained.

     (j) Bona Fide Receivables. The Seller has no knowledge of any fact which should have led it to expect at the time of the classification of any Receivable in a Supplemental Account as an Eligible Receivable that such Receivable would not be paid in full when due, and each Receivable in a Supplemental Account classified as an Eligible Receivable by the Seller in any document or report delivered by the Seller under this Assignment satisfies on the date of its sale hereunder the requirements of eligibility contained in the definition of Eligible Receivable set forth in the Receivables Purchase Agreement.

     (k) Place of Business. The principal executive offices of the Seller are in Minnetonka, Minnesota.

     (l) Use of Proceeds. No proceeds of the sale of any Receivable hereunder received by the Seller will be used by the Seller to purchase or carry any margin stock.

     (m) Not an Investment Company. The Seller is not an "investment company" within the meaning of the Investment Company Act, or is exempt from all provisions of such Act.

     6. Ratification of the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby ratified, and all references to the "Receivables Purchase Agreement," to "this Agreement" and "herein" shall be deemed from and after the Addition Date to be a reference to the Receivables Purchase Agreement as supplemented and amended by this Assignment. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Receivables Purchase Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non-compliance with any term or provision of the Receivables Purchase Agreement.

     7. Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

     8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            [The remainder of this page is left blank intentionally.]


                  IN WITNESS WHEREOF, the Buyer and the Seller each has caused this Assignment to be duly executed by their respective officers as of the day and year first written above.

                             METRIS COMPANIES INC.,
                                   as Seller



                             By:/s/ Jeffrey D. Grosklags
                                 Name: Jeffrey D. Grosklags
                                 Title:Senior Vice President
                                       Assistant Secretary


                              METRIS RECEIVABLES, INC.,
                                   as Buyer



                             By:/s/ Ralph A. Than
                                 Name: Ralph A. Than
                                 Title: Senior Vice President, Treasurer





                                                                      Schedule 1


                        SCHEDULE OF SUPPLEMENTAL ACCOUNTS






                                TABLE OF CONTENTS
                                                                            Page
                                    ARTICLE I
                                   DEFINITIONS
Section 1.1   Definitions......................................................2
Section 1.2   Other Definitional Provisions....................................7
                               ARTICLE II
                    PURCHASE AND SALE OF RECEIVABLES
Section 2.1   Sale.............................................................9
Section 2.2   Addition of Accounts............................................10
Section 2.3   Removal and Deletion of Accounts................................12
                               ARTICLE III
                        CONSIDERATION AND PAYMENT
Section 3.1   Purchase Price..................................................13
Section 3.2   Payment of Purchase Price.......................................13
Section 3.3   Daily Reports...................................................13
Section 3.4   Use of Name, Logo and Marks.....................................13
                               ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES
Section 4.1   Seller's Representations and Warranties.........................14
Section 4.2   Seller's Representations and Warranties Regarding Receivables...16
Section 4.3   Representations and Warranties of the Buyer.....................17
                                ARTICLE V
                      COVENANTS OF SELLER AND BUYER
Section 5.1   Seller Covenants................................................19
Section 5.2   Buyer Covenant Regarding Sale Treatment.........................21
                               ARTICLE VI
                          REPURCHASE OBLIGATION
Section 6.1   Reassignment of Ineligible Receivables..........................22
Section 6.2   Reassignment of Other Receivables...............................22
Section 6.3   Conveyance of Reassigned Receivables............................22
                               ARTICLE VII
                          CONDITIONS PRECEDENT
Section 7.1   Conditions to the Buyer's Obligations Regarding Receivables.....23
Section 7.2   Conditions Precedent to the Seller's Obligations................23
                              ARTICLE VIII
                          TERM AND TERMINATION
Section 8.1   Term............................................................25
                               ARTICLE IX
                        MISCELLANEOUS PROVISIONS
Section 9.1   Amendment.......................................................26
Section 9.2   Governing Law...................................................26
Section 9.3   Notices.........................................................26
Section 9.4   Severability of Provisions......................................27
Section 9.5   Assignment......................................................27
Section 9.6   Further Assurances..............................................27
Section 9.7   No Waiver; Cumulative Remedies..................................27
Section 9.8   Counterparts....................................................27
Section 9.9   Binding Effect; Third Party Beneficiaries.......................28
Section 9.10  Merger and Integration..........................................28
Section 9.11  Headings........................................................28
Section 9.12  Schedules and Exhibits..........................................28
Section 9.13  Nonpetition Covenant............................................28
Section 9.14  Merger or Consolidation of, or Assumption of the Obligations of,
              the Seller......................................................28
Section 9.15  Protection of Right, Title and Interest to Receivables..........29




                             SCHEDULES AND EXHIBITS


Schedule 1      ACCOUNT SCHEDULE


EXHIBIT A       FORM OF ASSIGNMENT OF RECEIVABLES IN SUPPLEMENTAL ACCOUNTS




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